As filed with the Securities and Exchange Commission on July 26, 2000.

                                                        Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    --------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                                 --------------

                               UNITIL CORPORATION
             (Exact name of registrant as specified in its charter)


             New Hampshire                                  02-0381 573
    (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                       Identification No.)

             6 Liberty Lane West, Hampton, New Hampshire 03842-1720
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive office)

                               ------------------



                                 Mark H. Collin
                                    Treasurer

                               UNITIL CORPORATION
                               6 Liberty Lane West
                        Hampton, New Hampshire 03842-1720
                                 (603) 772-0775
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             David S. Balabon, Esq.
                     LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.
                               260 Franklin Street
                           Boston, Massachusetts 02110
                                 (617) 439-9500

        Approximate date of commencement of proposed sale to the public:
        On and after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /X/

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /__/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES      AMOUNT TO BE            PROPOSED MAXIMUM        PROPOSED MAXIMUM          AMOUNT OF
TO BE REGISTERED         REGISTERED (1)          OFFERING PRICE PER      AGGREGATE OFFERING        REGISTRATION
                                                 UNIT (2)                PRICE (2)                 FEE (2)

COMMON STOCK             200,000 SHARES          $26.6875                $5,337,500                $1,409.10
 NO PAR VALUE

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices of the Common Stock as reported by the American Stock Exchange on July 21, 2000, which date is within five (5) business days of the filing hereof.

                             Unitil Corporation logo

                                     UNITIL

                            Dividend Reinvestment and
                               Stock Purchase Plan

                                   PROSPECTUS

                                 200,000 Shares

     The Unitil Corporation Dividend Reinvestment and Stock Purchase Plan is a convenient and economical method of purchasing Unitil common stock without paying any brokerage commission or service charge.

     The Plan is open to

          o    our common shareholders of record.

          o employees of Unitil and our subsidiaries and affiliates who hold shares of common stock through Unitil's Tax Deferred Savings and Investment Plan.

     If you participate in the Plan, you may:

          o automatically reinvest dividends on some or all Unitil common stock you hold registered in your name in additional shares of common stock at current market prices.

          o invest optional cash payments ranging from $25 per payment up to a total of $5,000 each calendar quarter at current market prices, whether or not you choose to reinvest dividends.

     If you are an employee of Unitil or any of our subsidiaries or affiliates and are eligible to participate in the Plan, you may also invest in the Plan through payroll deductions of amounts ranging from $25 per payment up to a total of $5,000 each calendar quarter. Payroll deductions and optional cash payments combined cannot exceed a total of $5,000 in any calendar quarter.

     The Plan may purchase common stock directly from Unitil or on the open market, as determined by Unitil. As described more fully in this prospectus, the purchase price paid when common stock is purchased from Unitil will be different from the purchase price paid when the common stock is purchased on the open market. No purchases will be made at a price below book value.

     Our common stock is listed on the American Stock Exchange under the symbol "UTL". The reported last sale price of our common stock on the American Stock Exchange on July 21, 2000 was $26.5625 per share.

     The Plan does not offer direct purchase to the general public.

     You should read this prospectus carefully and retain it for future reference.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  July 26, 2000

                        ---------------------------------

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock.

                        ---------------------------------

                                TABLE OF CONTENTS

                                                                          Page

About Unitil                                                                 1


Description of the Plan                                                      2
         Purpose                                                             2
         Advantages                                                          2
         Administration                                                      3
         Participation                                                       4
         Participation by Shareholders                                       4
         Optional Cash Payments                                              6
         Optional Cash Payments Through
             Payroll Deductions                                              8
         How Common Stock is Purchased
             and Credited to Your Account                                    9
         Costs                                                              12
         Reports to Participants                                            12
         Dividends                                                          13
         Certificates for Shares                                            13
         Changing Form of Participation
             and Withdrawal                                                 15
         Other Information and Tax Considerations                           17

Where You Can Find More Information                                         24

Information Incorporated by Reference                                       25

Use of Proceeds                                                             26

Legal Opinions                                                              26

Experts                                                                     26

Indemnification                                                             26

     In this prospectus, "we", "us" and "our" refer to Unitil and its subsidiaries, unless the context otherwise requires.

                                  ABOUT UNITIL

     Unitil was incorporated in New Hampshire in 1984. We are a registered public utility holding company. Our retail distribution subsidiaries serve approximately 100,000 electric and gas customers in New Hampshire and Massachusetts. Our subsidiaries include Concord Electric Company, which serves electric customers in central New Hampshire; Exeter & Hampton Electric Company, which serves electric customers in southeastern New Hampshire; Fitchburg Gas and Electric Light Company, which serves electric and gas customers in north-central Massachusetts; Unitil Power Corp., which supplies wholesale power and transmission services to its two New Hampshire retail distribution affiliates; Unitil Realty Corp., which owns real estate in support of the utility business of its affiliates; Unitil Service Corp., which provides centralized support services to the various Unitil affiliates; and Unitil Resources, Inc. which provides consulting and other services on energy related matters to non-affiliates, including power brokering, financial, accounting, regulatory and related operational services.

     Our principal executive office is located at 6 Liberty Lane West, Hampton, New Hampshire 03842-1720 and our telephone number is (603) 772-0775.

                             DESCRIPTION OF THE PLAN

PURPOSE

1.   What is the purpose of the Plan?

     The purpose of the Plan is to provide you with a convenient and economical way to invest cash dividends paid on shares of Unitil common stock, and/or optional cash payments, in additional shares of Unitil common stock without paying any brokerage commission or service charge. Shares of common stock purchased under the Plan are acquired directly from Unitil or through open market purchases, at our discretion, as discussed more fully in Question 12, below.

ADVANTAGES

2.   What are the advantages of the Plan?

     o    The Plan offers you the opportunity to:

          oo reinvest dividends paid on all or a portion of your shares of Unitil common stock in additional shares of common stock,

          oo continue to receive your cash dividends on shares of Unitil common stock registered in your name and invest in additional shares of common stock by making optional cash payments of $25 per payment up to a total of $5,000 in any calendar quarter, or

          oo   both reinvest your cash dividends and make optional cash payments all without paying any brokerage commission or service charge.

     o Full investment of funds is possible under the Plan because we credit fractional shares, as well as full shares, to your account. In addition, we also credit to your account dividends on these fractional shares, as well as on the full shares.

     o You can avoid the cumbersome safekeeping of stock certificates for shares credited to your account under the Plan. Regular statements of holdings provide you with a record of each transaction.

ADMINISTRATION

3.   Who administers the Plan?

     Fleet National Bank c/o EquiServe (referred to as the Agent) administers the Plan. Its duties include purchasing all shares of common stock for each participant in the Plan, crediting those purchases to each participant's plan account, maintaining all records of such purchases, holding the purchased shares (unless otherwise instructed), and sending quarterly statements of holdings to each participant in the Plan.

     You may contact the Agent at:

          Fleet National Bank
          UTL Dividend Reinvestment Plan
          c/o:

                   EquiServe
                   P.O. Box 8040
                   Boston, MA 02266-8040

                   Telephone: 781/575-3100 (within Massachusetts)

                   800/736-3001 (outside Massachusetts)
                   website: www.equiserve.com

PARTICIPATION

4.   Who is eligible to participate in the Plan?

     Any Unitil shareholder of record or any employee of Unitil or its subsidiaries or affiliates who holds shares of Unitil common stock through the Unitil Tax Deferred Savings and Investment Plan may participate in the Plan.

PARTICIPATION BY SHAREHOLDERS

5.   How does a shareholder participate?

     If you are a shareholder, you may enroll in the Plan at any time by completing and signing a Shareholder Authorization Form and returning it to the Agent. You may obtain a Shareholder Authorization Form at any time by contacting the Agent at the address or telephone number given at Question 3, above, or by contacting the Shareholders Relations Department of Unitil at:

                               Unitil Corporation
                               6 Liberty Lane West
                             Hampton, NH 03842-1720
                            Telephone (800) 999-6501
                              http://www.unitil.com

     If you have shares registered in more than one name or in more than one account, you will receive a Shareholder Authorization Form for each registration. You may sign and return any or all of the Shareholder Authorization Forms, but the Agent will reinvest dividends only for those shares in those accounts for which a Shareholder Authorization Form is signed and returned.

     If you are a shareholder entitled to a cash dividend and the Agent receives your signed Shareholder Authorization Form on or before the record date, as described below, for a particular dividend payment, the Agent will use that dividend to purchase additional shares of common stock on the next investment date, as described more fully in Question 14, below. If the Agent receives your Shareholder Authorization Form after the record date for a particular dividend payment, then the Agent will not reinvest dividends until the next applicable investment date. Generally, the record date is approximately two weeks before a particular cash dividend payment date. Cash dividend payment dates are generally on the fifteenth day of February, May, August and November. (See Questions 9 and 11, below, for information concerning the investment of optional cash payments and payroll deductions.)

     If you do not wish to participate in the Plan, you will continue to receive dividends on your common stock when and as declared.

6.   What does the Shareholder Authorization Form provide?

     The Shareholder Authorization Form allows you to decide the extent to which you want to participate in the Plan. By checking the appropriate box on the Shareholder Authorization Form, you may indicate whether you want to enroll in:

     o FULL DIVIDEND REINVESTMENT -- reinvest the dividends on all of the shares of common stock registered in your name, as well as on all the shares credited to your account under the Plan; you may also invest by making optional cash payments;

     o PARTIAL DIVIDEND INVESTMENT -- receive the dividends on a portion of the shares of common stock registered in your name, as well as on the shares credited to your account under the Plan, and we will reinvest the remainder of the dividends in cash; you may also invest by making optional cash payments; or

     o OPTIONAL CASH ONLY -- make optional cash payments only, in which case we will continue to pay you cash dividends on all shares of common stock registered in your name as well as on any shares, and fractions thereof, credited to your account under the Plan.

     If you sign the Shareholder Authorization Form but return it without checking any of the boxes, your account will automatically default to the Full Dividend Reinvestment option. If you return the Shareholder Authorization Form without signing it, the Agent will return the form to you for completion whether or not you have chosen an option for the Dividend Reinvestment Plan.

OPTIONAL CASH PAYMENTS

7.   How does the cash payment option work?

     If you choose to participate by making optional cash payments only, we will continue to pay cash dividends when and as declared on any shares registered in your name, plus full and fractional shares credited to your Plan account, and the Agent will apply any optional cash payments it receives from you to purchase additional shares of common stock for your account.

     You may make an initial optional cash payment when enrolling in the Plan by enclosing with the Shareholder Authorization Form a check or money order in U.S. dollars drawn on a U.S. bank made payable to EquiServe. Thereafter, you may invest optional cash payments by completing the Cash Investment and Other Transaction form attached to the Statement of Holdings the Agent sends you.

8.   Are there any limitations on making optional cash payments?

     The option to make cash payments is available to you as long as you are enrolled in the Dividend Reinvestment Plan. However, optional cash payments cannot exceed a total of $5,000 in a calendar quarter and there is a minimum of $25 per payment. You need not send the same amount of money each quarter, nor are you under any obligation to make an optional cash payment each quarter.

9. When should I send optional cash payments to the Agent for investment in the Plan?

     The Agent will invest optional cash payments quarterly as of the investment date set forth in Question 14, below, provided the Agent receives the optional cash payments by the cash deadline date, which is at least two business days but not more than thirty business days before the investment date. The Agent will not invest any funds received less than two business days or more than thirty business days prior to the investment date and will return those funds to you. The Agent will also return to you any optional cash payments it receives from you in excess of $5,000 in a calendar quarter. Neither Unitil nor the Agent will pay interest on optional cash payments received. Any cash payments received by the Agent within thirty days of the investment date will be returned to you upon written request, provided the Agent receives your request at least five business days before the investment date.

10. What if the Agent does not receive credit for my cash payment due to insufficient funds in my checking account or incorrect draft information on my check or money order?

     If the Agent does not receive credit for an optional cash payment because of insufficient funds in your checking account or due to incorrect draft information on your check or money order, the requested purchase will be considered void and the Agent will immediately sell any shares it has already purchased in anticipation of receiving these funds. If the net proceeds from the sale of these shares are not sufficient to satisfy the uncollected amount in full, the Agent may sell additional shares from your Plan account as necessary to satisfy the uncollected balance. The Agent will also charge a "Returned Funds" fee of $25 to your Plan account. The Agent may place a hold on your Plan account until you have paid the Returned Funds fee, it may sell any shares it has already purchased in anticipation of receiving the funds to satisfy the Returned Funds fee, or it may take any other action it considers necessary to collect the Returned Funds fee. Additionally, the Agent cannot sell shares upon your instructions that it has purchased for your account until it has received and cleared sufficient funds.

OPTIONAL CASH PAYMENTS THROUGH PAYROLL DEDUCTIONS

11. How can I participate through payroll deductions if I am an employee of Unitil or any of its subsidiaries or affiliates?

     If you are an employee of Unitil or any of our subsidiaries or affiliates and a shareholder of record and/or you hold shares of common stock through the Unitil Tax Deferred Savings and Investment Plan, you may also participate through payroll deductions by completing the Payroll Deduction Authorization Form, which authorizes Unitil, or our subsidiary or affiliate, to deduct any amount you specify, between $25 and $5,000 in a calendar quarter, from your paycheck. The Agent will invest the accumulated payroll deductions in common stock on each investment date, as described in Question 14, below. If you have made optional cash payments in any quarter which, in addition to the payroll deductions during such quarter, exceed $5,000, the Agent will return to you the excess received over $5,000.

     To begin payroll deductions, Unitil, or our subsidiary or affiliate, must receive the Payroll Deduction Authorization Form two weeks before the first day of the month in which you wish the deductions to begin. You may change the amount of your deductions at any time by submitting a new Payroll Deduction Authorization Form or other appropriate form, which you may obtain from Unitil, or our subsidiary or affiliate, two weeks before the first day of the month in which you wish to have the amount changed. All deductions made not later than the last day of the last full payroll period ending in the month prior to an investment date, as set forth in Question 14, below, will be invested as of such investment date. Unitil, or our subsidiary or affiliate, or the Agent will hold all deductions made after the last day of the last full payroll period ending in the month before an investment date and invest the funds on the next succeeding investment date. Neither Unitil, nor our subsidiary or affiliate, nor the Agent will pay interest on any payroll deductions.

HOW COMMON STOCK IS PURCHASED AND CREDITED TO YOUR

ACCOUNT

12. Who determines whether the common stock purchased under the Plan will be purchased directly from Unitil or whether the purchases will be made on the open market?

     We decide whether the Agent will purchase common stock for the Plan directly from us or on the open market.

     If we decide to use open market purchases, the Agent will purchase common stock on the open market as necessary to meet the requirements of the Plan. We will not exercise any control or influence over the prices, amounts, timing or manner of purchases made by the Agent on the open market.

13.  How many shares of common stock will the Agent purchase for me?

     You may not specify the number of shares to be purchased, the purchase price or the timing of any purchase.

     The Agent will credit your plan account with the number of full and fractional shares purchased. The number of shares purchased will be based on the sum of all dividends and optional cash payments (including payroll deductions) invested divided by the applicable share price.

14.  When are the purchases of common stock made?

     The investment date depends on whether the Agent purchases common stock directly from us or purchases the stock on the open market.

     The investment dates for each of the investment alternatives are set forth below:

Reinvested Dividends

Type of Purchase:
-----------------
Original issue stock or treasury stock

Investment Date:
----------------
On the cash dividend payment date or the next succeeding trade date for the common stock - generally, on the fifteenth day of February, May, August and November.

Type of Purchase:
-----------------
Open market purchase

Investment Date:
----------------
On or within 30 days after the cash dividend payment date. The Agent will determine the exact time of open market purchases and will purchase common stock as promptly as possible.

Optional Cash Payments and Payroll Deductions

Type of Purchase:
-----------------
Original issue stock or treasury stock

Investment Date:
----------------
Quarterly, as of the cash dividend payment dates - generally, on the fifteenth day of February, May, August and November. If Unitil does not pay a dividend in a particular quarter, the investment date will be the fifteenth day of February, May, August and November or, if the fifteenth day is not a business day, the next succeeding trade date.

Type of Purchase:
-----------------
Open market purchase

Investment Date:
----------------
On or within 30 days after the cash dividend payment date. The Agent will determine the exact time of open market purchases and will purchase common stock as promptly as possible. If Unitil does not pay a dividend in a particular quarter, the investment date will be the fifteenth day of February, May, August and November or, if the fifteenth day is not a business day, the next succeeding trade date.

15.  What will be the price of shares of common stock purchased under the Plan?

     Open Market Purchases

     The price of the common stock that the Agent purchases on the open market is the weighted average of the actual prices paid for all of the shares purchased for the Plan during the investment period set forth in Question 14, above, for open market purchases.

     Original Issue Stock

     The price of the common stock that the Agent purchases directly from us is the average of the daily averages of the high and low sales prices for the common stock as published in the Eastern Edition of The Wall Street Journal report on the American Stock Exchange -- Composite Transactions for the last five trading days on which the common stock was traded immediately preceding the applicable investment date set forth in Question 14, above.

     The Agent will make no purchases below book value for either open market or original issue purchases. For example, if book value is $16 and, in the case of common stock purchased directly from us, the average of the daily averages of the high and low sales prices for the last five trading days on which the common stock was traded immediately preceding the applicable investment date is below $16, the Agent will not invest dividends on shares of common stock purchased directly from us. The Agent will apply optional cash payments to the purchase of shares of common stock provided such average is not below book value.

     If the applicable pricing formula for a purchase results in a price below book value, the Agent will pay the dividend or return the optional cash payments (including payroll deductions) directly to you by check with an explanatory note.

COSTS

16.  Are there any expenses in connection with purchases under the Plan?

     No, there are no service charges or brokerages fees. All costs of administration of the Plan and commissions are paid by Unitil. However, you may incur certain charges in the event that you request to sell all or a portion of your shares, as described in Question 23, below.

REPORTS TO PARTICIPANTS

17.  How will I be advised of my purchases of stock?

     You will receive a Statement of Holdings as soon as practicable after the investment occurs. This Statement shows the number of shares of common stock credited to your account through the reinvestment of dividends or optional cash payments or payroll deduction purchases on the investment date, the price and fair market value of the common stock on the investment date, the total number of shares you purchased under the Plan to date for the calendar year in which the investment date occurs, as well as the total number of shares held in your account as of the investment date. All pertinent information for each calendar year will be set forth on the November Investment Date Statement, which you will receive before the end of the applicable year and which you should keep for tax purposes. In addition, you will receive copies of each prospectus prepared for the Plan, the same communications sent to every other holder of the common stock, including quarterly reports, annual reports, notices of shareholders' meetings and proxy statements, and income tax information for reporting dividends paid.

DIVIDENDS

18. How will I be credited with dividends on shares held in my account under the Plan?

     Unitil pays dividends, when and as declared, to the record holders of its shares of common stock. As your record holder, the Agent will receive dividends for all shares credited to your account on the record date. The Agent will credit these dividends to you on the basis of full and fractional shares held in your account and will reinvest these dividends in additional shares (or distribute these dividends to you if you choose to participate by optional cash payments or payroll deduction only).

CERTIFICATES FOR SHARES

19.  Will I receive stock certificates for the shares purchased under the Plan?

     All stock purchased under the Plan will be credited to your account and held in book- entry form. The number of shares credited to an account under the Plan will be shown on your Statement of Holdings. This additional service protects you against loss, theft, or destruction of stock certificates.

     You may request stock certificates for any number of full shares accumulated in your account under the Plan at any time by contacting the Agent at the address or telephone number given at Question 3, above. The Agent will issue the certificates in your name at no charge.

     When the Agent issues certificates to you, future dividends on these shares will be treated in accordance with the instructions indicated on your Shareholder Authorization Form. The Agent will continue to credit any remaining full shares and fractional shares to your account. The Agent will not issue certificates for fractional shares under any circumstances.

     Shares credited to an account under the Plan may not be pledged. If you wish to pledge your shares, you must make a written request to the Agent that certificates for these shares be issued in your name.

20. In whose name will the Agent maintain the accounts and register stock certificates when issued?

     The Agent will maintain the accounts in your name as shown on Unitil's records at the time you enter the Plan. When issued, the Agent will register certificates for full shares in the account name.

     Upon written request to the Agent, certificates also can be registered and issued in names other than the account name, subject to compliance with any applicable laws and your payment of any applicable taxes, provided that the certificate or stock power bears your signature, and your signature is Medallion guaranteed by a brokerage firm or a financial institution that is a member of a Stock Transfer Association approved Medallion program, such as STAMP, SEMP or MSP with an official medallion imprint. You may contact the Agent for additional information on transferring your shares.

CHANGING FORM OF PARTICIPATION AND WITHDRAWAL

21.  How can I change my form of participation?

     You may change your form of participation at any time by contacting the Agent at the address and telephone number given at Question 3, above.

22.  May I terminate my participation in the Plan?

     Yes. The Plan is entirely voluntary. You may terminate your participation in the Plan at any time. If the Agent receives your request to terminate your participation at least seven business days before a dividend payment date and your account has no uninvested optional cash payments (including payroll deductions), the Agent will pay you the amount of the dividend as soon as practicable. Thereafter, the Agent will pay you all future dividends in cash. If your account has any uninvested optional cash payments (including payroll deductions), termination of your participation in the Plan will be delayed until the Agent has invested those funds for you.

     If the Agent receives your request to terminate less than seven business days before the dividend payment date, the Agent will reinvest the amount of the dividend and any optional cash payments, including payroll deductions, on that investment date. The Agent will terminate your participation in the Plan the following quarter and thereafter will pay you all dividends in cash.

23.  How do I terminate my participation in the Plan?

     You may terminate your participation in the Plan by contacting the Agent. Upon termination, you can either elect to receive a certificate for the number of whole shares in your account and a check for the value of any fractional shares, or you can request the Agent to sell all of the shares held in your Plan account. If you request the Agent to sell all of your shares, the Agent will make the sale on the open market as soon as practicable but not more than five trading days after receipt of the request. The Agent will then send you the proceeds, less any brokerage charges and/or commissions (currently a flat fee of $15 and commissions of $0.12 per share) and any required tax withholdings or transfer taxes.

     If you decide to receive a certificate for the number of full shares and redeem the fractional shares in your account or if we terminate the Plan, the Agent will send you a certificate as well as the proceeds from the sale of your fractional shares as soon as practicable. Thereafter, cash dividends on shares for which you hold a stock certificate will be paid out to you and not reinvested in common stock.

24. If I am an employee participating through payroll deductions, how do I terminate my participation in the Plan?

     If you are an employee who has elected payroll deductions you must notify Unitil, or our subsidiary or affiliate, in writing to discontinue the payroll deductions sufficiently in advance of your next paycheck to allow processing before sending a termination request to the Agent as discussed in Question 22. When Unitil, or our subsidiary or affiliate, receives the notice, we will make no further payroll deductions and we will pay you in cash the accumulated amount withheld.

25. What happens to a fraction of a share when I terminate my participation in the Plan or if Unitil discontinues the Plan?

     When you terminate your participation in the Plan or if Unitil discontinues the Plan, the Agent will mail a redemption check representing any fractional share directly to you. The cash payment will be based on the weighted average of all sales made that day, less any applicable commissions. The Agent will process your request to terminate your account within five business days of its receipt.

26. May I terminate my participation through payroll deductions and still remain in the Plan?

     Yes. You may terminate your payroll deductions and leave your shares in the Plan. You may also continue to make optional cash payments directly to the Agent.

27.  May I later re-enroll in the Plan if I choose?

     Generally, as long as you are a shareholder of record you may elect to re-enroll in the Plan at any time by following the same procedures described in Question 5, above. However, we reserve the right to reject any Shareholder Authorization Form from a previous participant on grounds of excessive enrollment and termination of participation in the Plan to minimize unnecessary administrative expense and to encourage use of the Plan as a long-term shareholder investment service.

OTHER INFORMATION AND TAX CONSIDERATIONS

28. What happens when I sell or transfer all of the shares registered in my name?

     If you dispose of all the shares of common stock registered in your name, unless otherwise instructed by you, the Agent will continue to reinvest the dividends on the shares credited to your account under the Plan in accordance with the instructions on your most recent Shareholder Authorization Form. You may continue to invest through optional cash payments. However, if you have only a fractional share of stock credited to your account under the Plan on the record date for any cash dividend on the common stock, we reserve the right not to reinvest any additional dividends on such fractional shares. If we exercise this right, you will receive a redemption check representing such fractional share as well as a check for the cash dividend on such fractional share. The redemption check for the fractional share will be based on the weighted average of all sales made that day, less any applicable commissions as described in Question 25, above.

     If you have only a portion of your dividends reinvested pursuant to the Plan and you dispose of shares of common stock, to the extent that you have fewer shares registered in your name than the number indicated on your Shareholder Authorization Form as the shares for which dividends are to be paid in cash, we will send to the Agent and the Agent will pay out dividends on all shares registered in your name as well as those credited to your account under the Plan.

29. If Unitil sells additional shares of common stock through a rights offering, how would the rights on Plan shares be handled?

     In a rights offering, you would receive rights based on the number of shares credited to your account under the Plan. Rights certificates for the nearest number of whole shares will be mailed to you at your account address.

30.  What happens if Unitil declares a stock dividend or stock split?

     The Agent will credit your Plan account with any shares resulting from a stock split or a stock dividend paid on shares held in your Plan account. If you hold any shares directly, the Agent will mail you a certificate representing the shares resulting from the stock dividend or stock split on such shares, as the Agent does for those shareholders who are not participating in the Plan.

31.  How  will  my  shares   held  under  the  Plan  be  voted  at  meetings  of
     shareholders?

     If you vote shares registered in your name on any matter submitted to a meeting of shareholders, the Agent will vote any shares it holds in your account under the Plan in accordance with your proxy for the shares registered in your name. If no shares are registered in your name, the Agent will vote shares credited to your account under the Plan in accordance with your instructions given on an instruction form that the Agent will give you. If you wish to vote in person at the meeting, you may obtain a proxy for shares credited to your account under the Plan, provided the Agent receives your written request at least fifteen days before the shareholders' meeting.

     If the Agent receives no instructions on a returned proxy card or instruction form, properly signed, with respect to any item thereon, the Agent will vote all of your shares - those registered in your name, if any, and those credited to your account under the Plan - in the same manner as for shareholders not participating in the Plan who return proxies and do not provide instructions, that is, in accordance with the recommendations of Unitil's management. If the proxy card or instruction form is not returned or if it is returned unsigned, the Agent will not vote any of your shares. You must vote in person.

32.  What are the Federal income tax consequences of participation in the Plan?

     The following is a summary of federal income tax consequences of participating in the Plan. Since this is only a summary and since state, local and other tax laws vary, you should consult your tax advisor to determine the tax consequences of participating in the Plan. Be sure to keep account statements for federal income tax purposes.

Reinvested Dividends

     At our discretion, cash dividends that you reinvest under the Plan may be used to purchase shares directly from Unitil or we may direct the Agent to purchase shares on the open market.

     If the Agent purchases shares directly from Unitil, the dividends you reinvest under the Plan will be treated as if you received them in the form of a taxable stock distribution in lieu of a cash dividend for federal income tax purposes. You will be treated for federal income tax purposes as if you received a dividend in an amount equal to the fair market value of the shares you acquired through such reinvestment. That value will be based on the mean of the highest and lowest prices for Unitil's common stock on the American Stock Exchange on the investment date or on the last preceding day on which Unitil's common stock was traded if no shares were traded on the investment date. For example, if the Agent invests $100 in dividends for your account under the Plan and, on the investment date, the shares have a fair market value of$105.26, for federal income tax purposes you would be treated as having received a taxable stock distribution in the amount of $105.26 which would be taxable as ordinary income.

     If the Agent purchases shares on the open market, you will be treated for federal income tax purposes as having received a distribution in an amount equal to the cash dividend used to purchase the common stock. You must report as taxable income all brokerage commissions paid by us together with the cash dividend. All brokerage commissions that we pay when you buy stock through the Plan are considered distributions and together with the cash dividend must be reported as taxable income to you. Your basis in the stock will be equal to the cash dividend and the brokerage commissions.

Optional Cash Payments

     At our discretion, the Agent may use optional cash payments to purchase shares either directly from Unitil or on the open market. Unitil will pay any brokerage commissions in connection with open market purchases. If the shares are purchased directly from Unitil, you will recognize no taxable income, and your tax basis in the shares will be equal to the price you paid for these shares. However, if the Agent purchases shares on the open market, any brokerage commissions paid by Unitil in connection with the purchase would be treated as a taxable dividend distribution to you. In that case, your basis in the shares would be equal to the cash you paid to purchase the shares on the open market plus the brokerage commissions. See Question 15, above, discussing the price of shares purchased under the Plan.

Cash Distributions including a Return of Capital

     Generally, cash distributions to you on your common stock are treated as dividends and are subject to federal income tax to the extent of Unitil's "earnings and profits". To the extent that earnings and profits do not fully support a distribution, the distribution is considered a return of capital. A return of capital reduces your basis in your shares of common stock. To the extent that your basis is reduced, you will recognize no gain. However, to the extent that the return of capital allocable to any share exceeds your basis in the share, that portion of the distribution is treated as capital gain.

General

     You will not realize any taxable income solely as a result of receiving a certificate for whole shares already credited to your account under the Plan, either upon request for certain of those shares, or upon termination of your participation in the Plan or Unitil's discontinuation of the Plan.

     You will recognize a gain or loss when shares are sold, whether such sale is pursuant to your request upon your withdrawal from the Plan or takes place after your withdrawal from or our termination of the Plan. You will also recognize a gain or a loss when you receive a cash payment for a fraction of a share. In either event, the amount of the gain or loss will be the difference between the amount that you receive for the shares or fraction of a share and the tax basis thereof.

     The Agent will send you a Form 1099 on an annual basis that will state the total amount of dividends paid to you plus any fees and commissions paid by Unitil. Your holding period for shares acquired pursuant to the Plan will begin on the day following the applicable investment date.

     If you are a corporate recipient of dividends reinvested you may be entitled to a dividends-received deduction allowed by Section 243 of the Internal Revenue Code, subject to certain Code limitations. However, if you are subject to the alternative minimum tax, a portion of your dividends-received deduction may be treated as an adjustment under the adjusted current earnings adjustment of Section 56(g) of the Code.

33. What provision is made for foreign shareholders subject to income tax withholding or other shareholders subject to back-up withholding?

     Generally, if you are a foreign shareholder and elect to have your dividends reinvested, these dividends will be subject to withholding of United States income tax under Sections 1441 and 1442 of the Code at the rate of 30% of the amount of the dividend, or at a lower applicable treaty rate. If, however, the dividend is effectively connected with your conduct of a trade or business within the United States, or in the case of an applicable tax treaty is attributable to your permanent establishment in the United States, the dividend will be subject to regular United States federal income tax. In the case of a foreign shareholder that is a corporation, the dividend also may be subject to a branch profits tax at the rate of 30% or a lower applicable treaty rate.

     If you are a shareholder that elects to have your dividends reinvested, "back-up" withholding rules under Section 3406(a)(1) of the Code require us to withhold for United States income tax purposes 31% of all your dividend payments if (1) you have not provided us with your taxpayer identification number, which for an individual is your social security number, (ii) the Internal Revenue Service has notified us that the taxpayer identification number you have provided is incorrect, (iii) the Internal Revenue Service notifies us that back-up withholding should begin because you have failed to properly report interest or dividends or (iv) you have failed to certify, under penalties of perjury, that you are not subject to back-up withholding. All shareholders have previously been requested by Unitil or by their broker to submit all information and certifications required in order to exempt them from back-up withholding if such exemption is available to them.

     If you are a foreign shareholder that elects to have dividends reinvested or if you are subject to "back-up" withholding under Section 3406(a)(1) of the Code, the Agent will invest in shares of common stock an amount equal to your dividends less the amount of tax required to be withheld. Your quarterly statements confirming purchases made will indicate the net payment invested.

     If you are a foreign shareholder that elects to make optional cash payments only, you will continue to receive cash dividends on shares registered in your name in the same manner as if you were not participating in the Plan. Optional cash payments that the Agent receives from you must be in United States dollars drawn on a United States bank and will be invested in the same way as payments from other participants in the Plan.

34.  Can Unitil change or discontinue the Plan?

     While Unitil intends at the present time to continue the Plan indefinitely, we can amend, suspend, modify or discontinue the Plan at any time. We will send you notice of any amendment, suspension, modification or discontinuation. The Agent can resign at any time upon reasonable notice to Unitil in writing. We have the right to elect and appoint a new agent at any time, including Unitil or our nominee, to administer the Plan.

35.  What are the responsibilities of Unitil and the Agent under the Plan?

     Neither Unitil nor the Agent will be liable for any act done or omitted in good faith including, without limitation, any claim of liability arising out of failure to terminate your account upon your death prior to receipt of notice in writing of your death.

     You should recognize that neither Unitil nor the Agent can guarantee you a profit or protect you against a loss on the shares purchased under the Plan.

36.  Who interprets and regulates the Plan?

     We reserve the right to interpret and regulate the Plan as may be necessary or desirable in connection with the operation of the Plan.

WHERE YOU CAN FIND MORE INFORMATION

     Unitil files annual and quarterly reports, proxy statements and other information with the SEC. You may read and copy these reports at any of the facilities listed below:

    Public Reference Facilities                      Regional Office
 ----------------------------------         ---------------------------------
       450 Fifth Street, N.W.                     7 World Trade Center
        Washington, DC 20549                           Suite 1300
                                                   New York, NY 10048

     You may obtain copies of our filed reports from the SEC upon payment of a duplicating fee. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities. Our SEC filings are available on the SEC's website at http://www.sec.gov. Information about us is also available on our website at http://www.unitil.com.

     This prospectus is part of a registration statement that we filed with the SEC. This prospectus does not contain all information or exhibits to the registration statement. You may inspect the registration statement and exhibits without charge at the SEC's office, 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies upon payment of a duplicating fee.

INFORMATION INCORPORATED BY REFERENCE

     The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that we filed with the SEC:

     o Our annual report on Form 10-K for the year ended December 31, 1999, as amended by Form 10-K/A filed on April 14, 2000;

     o Our quarterly report on Form 10-Q for the quarter ended March 31, 2000;

     o Description of our common stock, no par value, contained in the registration statement on Form 8-A filed February 8, 1985 under the Securities Exchange Act of 1934 and any amendments thereto;

     o All documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus until we sell all of the securities being registered.

     You may request a copy of any of these documents at no cost from:

                              Shareholder Relations
                               Unitil Corporation
                               6 Liberty Lane West
                             Hampton, NH 03842-1720
                            Telephone (800) 999-6501
                              http://www.unitil.com

     You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with other information.

USE OF PROCEEDS

     We will receive no proceeds when the Agent purchases common stock for the Plan on the open market. When the Agent purchases common stock for the Plan directly from us, we will use the proceeds for general corporate purposes.

LEGAL OPINIONS

     LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, has given us their opinion on the validity of the common stock being offered under the Plan. As of the date of this prospectus, Paul K. Connolly, Jr., a member of the firm, owns 2,631 shares of Unitil common stock. Mr. Connolly is a participant in the Plan and, as such, acquires additional shares at regular intervals.

EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1999, have been so incorporated in reliance on the report of Grant Thornton LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION

     The New Hampshire Business Corporation Act and Unitil's By-Laws permit indemnification of Unitil's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. Also,

Unitil has purchased insurance permitted by the New Hampshire Act on behalf of its directors, officers, employees and agents which may cover liabilities under the Securities Act of 1933.

     The SEC has taken the position that indemnifying directors, officers and controlling persons of Unitil for liabilities under the Securities Act is against public policy and is, therefore, unenforceable. In addition, according to SEC requirements, we will not make any indemnification payment described above unless a court of competent jurisdiction has determined that the indemnification is not against public policy.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.


Item                                                                  Amount

Registration Fee                                                 $  1,409.10
Legal Fees and Expenses*                                           40,000.00
Auditors' Fees *                                                    1,500.00
Printing and Mailing Expenses *                                     4,900.00
Stock Exchange Listing Fee                                          4,000.00

Miscellaneous *                                                    10,000.00
                                                              --------------
                                                           Total  $61,809.10
       * Estimated

Item 15.  Indemnification of Directors and Officers.

     The Company is organized under the laws of the State of New Hampshire. The New Hampshire Business Corporation Act (the "Act") provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (y) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under the Act.

     Article X of the Company's By-Laws provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the person's having served as, or by reason of the person's alleged acts or omissions while serving as a director, officer, employee or agent of the Company, or while serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement or otherwise actually and reasonably incurred by him in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, said indemnification to be to the full extent permitted by law under the circumstances, including, without limitation, by all applicable provisions of the Act. Any indemnification under this Article shall be made by the Company with respect to Directors or other persons after a determination that the person to be indemnified has met the standards of conduct set forth in the Act, such determination to be made by the Board of Directors, by majority vote of a quorum, or by other persons authorized to make such a determination under the Act.

     The right of indemnification arising under this Article is adopted for the purpose of inducing persons to serve and to continue to serve the Company without concern that their service may expose them to personal financial harm. It shall be broadly construed, applied and implemented in light of this purpose. It shall not be exclusive of any other right to which any such person is entitled under any agreement, vote of the stockholders or the Board of Directors, statute, or as a matter of law, or otherwise, nor shall it be construed to limit or confine in any respect the power of the Board of Directors to grant indemnity pursuant to any applicable statutes or laws of the State of New Hampshire. The provisions of this Article are separable, and, if any provision or portion hereof shall for any reason be held inapplicable, illegal or ineffective, this shall not affect any other right of indemnification existing under this Article or otherwise. As used herein, the term "person" includes heirs, executors, administrators or other legal representatives. As used herein, the terms "Director" and "officer" include persons elected or appointed as officers by the Board of Directors, persons elected as Directors by the stockholders or by the Board of Directors, and persons who serve by vote or at the request of the Company as directors, officers or trustees of another organization in which the Company has any direct or indirect interest as a shareholder, creditor or otherwise.

     The Company may purchase and maintain insurance on behalf of any person who was or is a Director, officer or employee of the Company or any of its subsidiaries, or who was or is serving at the request of the Company as a fiduciary of any employee benefit plan of the Company or any subsidiary, against any liability asserted against, and incurred by, such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the Act. The obligation to indemnify and reimburse such person under this Article, if applicable, shall be reduced by the amount of any such insurance proceeds paid to such person, or the representatives or successors of such person.

     The Company holds a directors and officers liability and corporate indemnification policy to protect itself and its directors, officers, employees and agents against any expense, liability or loss, subject to certain limits in coverage and deductibles, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Act.

Item 16.  Exhibits.

Exhibit No:   Description of Exhibit                        Reference
4.1           Articles of Incorporation of Unitil           Incorporated by reference to
              Corporation                                   Exhibit 3.1 to the Registrant's
                                                            Registration Statement on Form
                                                            S-14, No. 2-93769.

4.2           Articles of Amendment to the Articles         Incorporated by reference to
              of Incorporation of Unitil Corporation        Exhibit 3.2 to the Registrant's
                                                            Annual Report on Form 10-K
                                                            for the fiscal year ended
                                                            December 31, 1992.

4.3           By-Laws of the Company                        Incorporated by reference to Exhibit
                                                            4 to the Registrant's Registration

                                                            Statement on Form S-8, No. 333-73327.

5             Opinion of LeBoeuf, Lamb,
              Greene & MacRae, L.L.P.                       Filed herewith.

23.1          Consent of LeBoeuf, Lamb,
              Greene & MacRae, L. L. P.                     Included in Exhibit 5.

23.2          Consent of Grant Thornton LLP                 Filed herewith.

25            Power of Attorney                             Signature Page.

Item 17. Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided. however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hampton, State of New Hampshire, on this 26th day of July, 2000.

                                              UNITIL CORPORATION
                                              (Registrant)


                                              By:/s/ Anthony J. Baratta, Jr.
                                                 ---------------------------
                                                  Anthony J. Baratta, Jr.
                                                  Senior Vice President and
                                                  Chief Financial Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony J. Baratta, Jr. and Mark H. Collin, and each of them individually, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, or his substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                           Title                            Date
---------                           -----                            ----

/s/ Michael J. Dalton               Director, President         July 26, 2000
---------------------               and Chief Operating
Michael J. Dalton                   Officer


/s/ Robert G. Schoenberger          Director, Chairman of       July 26, 2000
---------------------------         the Board and Chief
Robert G. Schoenberger              Executive Officer


/s/ William E. Aubuchon, III        Director                    July 26, 2000
----------------------------
William E. Aubuchon, III

 /s/ Albert H. Elfner, III          Director                    July 26, 2000
 -------------------------
Albert H. Elfner, III

 /s/ Ross B. George                 Director                    July 26, 2000
 ------------------
Ross B. George

/s/ Bruce W. Keough                 Director                    July 26, 2000
-------------------
Bruce W. Keough

Signature                           Title                            Date
---------                           -----                            ----

/s/Eben S. Moulton                  Director                    July 26, 2000
------------------
Eben S. Moulton

/s/ M. Brian O'Shaughnessy          Director                    July 26, 2000
--------------------------
M. Brian O'Shaughnessy

/s/ J. Parker Rice, Jr.             Director                    July 26, 2000
-----------------------
J. Parker Rice, Jr.


/s/ Charles H. Tenney III           Director                    July 26, 2000
-------------------------
Charles H. Tenney III


/s/ Joan D. Wheeler                 Director                    July 26, 2000
-------------------
Joan D. Wheeler

                                  EXHIBIT INDEX

Exhibit No:    Description of Exhibit
-----------    ----------------------

4.1            Articles of Incorporation of Unitil Corporation  (incorporated by
               reference   to  Exhibit   3.1  to  the  Registrant's Registration
               Statement on Form S-14, No. 2-93769).

4.2 Articles of Amendment to the Articles of Incorporation of Unitil Corporation (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992).

4.3 By-Laws of the Company (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-8, No. 333-73327).

5              Opinion  of  LeBoeuf,   Lamb,  Greene  &  MacRae,  L.L.P.  (filed
               herewith).

23.1           Consent of LeBoeuf,  Lamb, Greene &  MacRae, L.L.P.  (included in
               Exhibit 5).

23.2           Consent of Grant Thornton LLP  (filed herewith).

25             Power of Attorney (signature page).